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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors

         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-55824) and related Prospectus of LifePoint Hospitals, Inc. for the registration of 3,200,000 shares of its common stock and to the use of our report therein dated January 29, 2001, with respect to the consolidated financial statements of LifePoint Hospitals, Inc., and to the incorporation by reference therein of our reports dated (i) January 31, 2000, with respect to the consolidated financial statements of LifePoint Hospitals, Inc.; (ii) January 31, 2000, with respect to the consolidated financial statements of LifePoint Hospitals Holdings, Inc.; and
(iii) March 2, 2000, with respect to the financial statements of Dodge City Healthcare Group, L.P. included in the LifePoint Hospitals, Inc. Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP


Nashville, Tennessee
March 1, 2001